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                                                                    EXHIBIT 3.32

                            CERTIFICATE OF AMENDMENT
                                       TO
                     THE CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                         NEURO INSTITUTE OF AUSTIN, L.P.


         The undersigned, a general partner of NEURO INSTITUTE OF AUSTIN, L.P., a limited partnership, pursuant to Section 2.02 of the Texas Revised Uniform Limited Partnership Act, as amended, hereby certifies that:

1.       The name of the limited partnership is Neuro Institute of Austin, L.P.

2.       The Certificate of Limited Partnership is amended as follows:

                  The Certificate of Limited Partnership of Neuro Institute of Austin, L.P. is amended by striking Number 4 in its entirety and replacing therefore the following:

         4. The name, the mailing address, and the street address of the business or resident of each general partner is as follows:

NAME                        MAILING ADDRESS             STREET ADDRESS
                            (INCLUDE CITY, STATE,       (INCLUDE CITY, STATE,
                            ZIP CODE)                   ZIP CODE)
PSI Texas Hospitals, LLC    310 25th Avenue North       Same as Mailing Address
                            Suite 209
                            Nashville, TN 37203

Executed on this 30th day of October, 2001.

                                          GENERAL PARTNER:

                                          PSI HOSPITALS, INC.

                                          By:  /s/ Steven T. Davidson
                                               ----------------------
                                          Steven T. Davidson, Vice President


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                       CERTIFICATE OF LIMITED PARTNERSHIP

1. The name of the limited partnership is Neuro Institute of Austin, L.P.

2. The street address of its proposed registered office in Texas is 905 Congress Avenue, Austin. TX 78701 and the name of its proposed registered agent in Texas at such address is National Registered Agents, Inc.

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is 310 25th Avenue North, Suite 209, Nashville, Tennessee 37203.

4. The name, the mailing address, and the street address of the business or residence of each general partner is as follows:

NAME                    MAILING ADDRESS                STREET ADDRESS
                        (INCLUDE CITY, STATE, ZIP      (INCLUDE CITY, STATE, ZIP
                        CODE)                          CODE)
PSI Hospitals, Inc.     310 25th Ave N, Suite 209,     Same as Mailing Address
                        Nashville, TN 37203


Date Signed: October 12, 2001
                                                 PSI HOSPITALS, INC.


                                                 By:  /s/ Steven T. Davidson
                                                      ----------------------
                                                      Steven T. Davidson
                                                      Vice President